Exhibit 10.10

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of August 9, 2021, is by and among (i) CHW Acquisition Corporation, a Cayman Islands exempted company (the “SPAC”), (ii) CHW Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and (iii) [●] (“Investor”).

WHEREAS, in connection with the initial public offering (the “IPO”) of units of the SPAC, Investor has expressed an interest in acquiring up to 990,000 units in the IPO, which shall not exceed 9.9% of the total outstanding ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), underlying the units (not including the over-allotment option) (the “IPO Indication”), at a price of $10.00 per unit.

WHEREAS, the parties wish to enter into this Agreement pursuant to which Investor will purchase from the Sponsor Ordinary Shares of the SPAC (the “Founder Shares”) for the same value paid by the Sponsor, or approximately $0.009 per share.

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Sale and Purchase.

(a)	In connection with the IPO Indication, and subject to the satisfaction of the conditions set forth in Section 1(b), the Sponsor hereby agrees to sell to Investor 60,000 Founder Shares (such shares, the “Transferred Shares”) for an aggregate purchase price of $540.00 ($0.009 per share) (the “Transfer Price”) on the date of the closing of the IPO, and Investor hereby agrees to purchase the Transferred Shares (the “Transfer”); provided, however, that 10,000 Founder Shares shall be held in escrow by the SPAC’s transfer agent (the “Escrow Shares”) and the Escrow Shares shall be released to the Investor only upon receipt by the Sponsor of evidence satisfactory to the Sponsor that the Investor did not sell any units or Ordinary Shares purchased in the IPO during the 30-day period after the closing of the IPO. In the event no such evidence is received, the Escrow Shares shall be released to the Sponsor. Concurrently with the Transfer, in consideration for the transfer of the Transferred Shares, Investor shall pay the Transfer Price to the Sponsor in immediately available funds.

(b)	Subject to (i) the fulfillment by Investor (but only to the extent actually allocated to Investor by the underwriters) of the IPO Indication (which shall include the acquisition of 100% of the units of the SPAC allocated to Investor by the underwriters in the IPO, which number of allocated units shall not be greater than 9.9% of the units offered in the IPO (exclusive of any units that may be issued pursuant to the underwriters’ over-allotment option)) and (ii) Investor’s payment of the Transfer Price as contemplated by Section 1(a) of this Agreement, the Transfer shall occur and be effective upon the closing of the IPO, automatically and without any action of any other party hereto. The Investor shall not be required to participate in an overallotment exercise or purchase more than 990,000 units in the IPO (9.9% of 10,000,000 units) without first having the opportunity to purchase additional Transferred Shares in a manner proportional to any increase above 990,000 units at $0.009 per additional Transferred Shares. The Transferred Shares shall not be reduced should the Investor be allocated less than the IPO Indication.

(c)	Notwithstanding anything to the contrary herein, the number of Transferred Shares shall not be subject to share price vesting triggers, cut-back, reduction, mandatory repurchase, redemption or forfeiture for any reason, including (i) transfer of the Founder Shares to any person, (ii) downsizing of the offering, (iii) failure of the underwriters to exercise their green shoe option, (iv) concessions or “earn-out” triggers in connection with the negotiation of a Business Combination (as defined below), (v) or any other modification, without the Investor’s prior written consent.

(d)	The obligations of Investor hereunder are subject to there being no material change in structure, terms and conditions in the capital structure the SPAC from that set forth in the Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission on March 18, 2021, as amended (the “Registration Statement”).

(d)	Any return of Transferred Shares to the Sponsor shall be treated for tax purposes as an adjustment to the number of Founder Shares sold by the Sponsor to Investor pursuant to this Agreement.

Section 2. Representations and Warranties of the SPAC. The SPAC hereby represents and warrants to Investor, as follows:

(a)	The SPAC has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by the SPAC and constitutes a legal, valid and binding obligation of the SPAC enforceable against the SPAC in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the SPAC is a party or by which the SPAC is bound, or any decree, order, statute, rule or regulation applicable to the SPAC.

Section 3. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to Investor, as follows:

(a)	The Sponsor has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or any decree, order, statute, rule or regulation applicable to the Sponsor.

(d)	The terms set forth in this Agreement are as favorable to the Investor as the terms granted to all other investors entering into a similar agreement to purchase Founder Shares of the SPAC in connection with expressing interest in the IPO, provided that the Investor acknowledges that Founders Shares have been offered to the Sponsor, executive officers, advisors, directors and director nominees of the SPAC in connection with their service and the Sponsor expressly reserves the right to issue membership interests in the Sponsor its sole discretion.

Section 4. Representations and Warranties of Investor. Investor hereby represents and warrants to the SPAC and the Sponsor, as follows:

(a)	Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)	This Agreement has been duly and validly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which Investor is a party or by which Investor is bound, or any decree, order, statute, rule or regulation applicable to Investor.

(d)	Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

(e)	Investor has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Investor is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

Section 5. Additional Agreements and Acknowledgements of Investor.

(a)	Without written consent of the SPAC and Sponsor, the Investor agrees not to transfer, assign or sell any Transferred Shares, or the Ordinary Shares issuable upon conversion of the Transferred Shares, held by it until the earlier of (i) six months after the date the SPAC consummates a Business Combination and (ii) the earlier to occur of, subsequent to a Business Combination, (A) the first date on which the last reported sale price of the Ordinary Shares equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the consummation a Business Combination and (B) the date on which the SPAC consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the SPAC’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Lock-Up Period”). The Transferred Shares directly or indirectly owned by the Investor will not be subject to additional lock-ups than detailed in this Section 5(a) or the Registration Statement. For the avoidance of doubt, this Section 5 shall not restrict the Investor from transferring, assigning, redeeming or selling any Ordinary Shares, warrants or units acquired in the IPO or in the open market.

(b)	Investor acknowledges that the SPAC was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). Investor agrees that if the SPAC seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, Investor shall vote all Founder Shares in favor of such proposed Business Combination. Notwithstanding the foregoing, nothing shall prevent the Investor from seeking redemption for any Ordinary Shares it acquires in the IPO or in the open market in accordance with the terms and conditions applicable to the Ordinary Shares and the IPO described in the Registration Statement.

(c)	Investor acknowledges that it is aware the SPAC will establish a trust account (the “Trust Account”) for the benefit of its public shareholders upon the closing of the IPO. Investor agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the SPAC as a result of any liquidation of the SPAC with respect to the Transferred Shares.

(d)	In connection with the IPO, the SPAC shall enter into a registration rights agreement (the “Registration Rights Agreement”) with the Sponsor, Investor and certain other parties thereto in the form filed as an exhibit to the SPAC’s Registration Statement. The Registration Rights Agreement shall provide Investor with registration rights with respect to the Transferred Shares that are no less favorable to Investor than the registration rights of the Sponsor set forth therein.

Section 6. Miscellaneous

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(a)	Any notice or communication under this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) recognized courier or overnight delivery service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile, if to the Sponsor, to: CHW ACQUISITION SPONSOR LLC, if to the SPAC, to: CHW ACQUISITION CORPORATION, at their respective address or contact information as set forth in the Registration Statement or the exhibits attached thereto; and, if to the Investor, at the Investor’s address or contact information as set forth on the signature page attached hereto.

(b)	This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York.

(c)	This Agreement may not be amended, modified or waived without the written consent of the parties hereto.

(d)	The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

(e)	From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver such additional documents and instruments and take such further lawful action as may be necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(f)	Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

(g)	This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.

(h)	This Agreement shall terminate on the earlier of (i) the expiration of the Lock-Up Period and (ii) the liquidation of the SPAC; provided however that this Agreement shall automatically terminate if the IPO has not be consummated by October 31, 2021.

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[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INVESTOR:

[●]

By:
Name: [●]
Title: [●]

Address: [●]
[●]
[●]

Phone: [●]
Email: [●]

SPAC:

CHW ACQUISITION CORPORATION

By:
Name:
Title:

SPONSOR:
CHW ACQUISITION SPONSOR LLC

By:
Name:
Title:

[Signature Page to Investment Agreement]